SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

June 1, 2016

Date of Report (Date of Earliest Event Reported)

CPSM, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-208007	98-0557091
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2951 SE Waaler Street Stuart, FL	34997
(Address of principal executive offices)	(Zip Code)

(722) 236-8494

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 – Termination of a Material Definitive Agreement

On June 1, 2016, the Company (the seller) and James McNamara (the buyer) cancelled their contract for the sale and purchase of the property located at 1055 SW Martin Downs Boulevard, Palm City, FL.  The contract was cancelled due to Martin County denying approval for Mr. McNamara’s site development plans.  The funds in escrow have been released back to Mr. McNamara, and there are no penalties to be levied against either party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CPSM, Inc.

By:      /s/ Lawrence Calarco

Lawrence Calarco

Chief Executive Officer

Dated:  June 1, 2016

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